Exhibit 99.1

Investor Relations
Phone: 212-479-3150

New Residential Completes Previously Announced Acquisition of Shellpoint Partners

NEW YORK--(BUSINESS WIRE) —July 3, 2018— New Residential Investment Corp. (NYSE:NRZ; together with its subsidiaries, “New Residential” or the “Company”) announced today that it has closed the previously announced acquisition of Shellpoint Partners LLC (“Shellpoint”), a vertically integrated mortgage platform with established origination and servicing capabilities. The acquisition comprises all outstanding equity interests of Shellpoint and all companies within the Shellpoint family, including New Penn Financial, Shellpoint Mortgage Servicing, Avenue 365, and eStreet Appraisal Management Company.

“We are pleased to announce the closing of the Shellpoint acquisition” said Michael Nierenberg, Chief Executive Officer of New Residential. “We believe this transaction creates tremendous optionality for New Residential. Shellpoint has an excellent origination and third-party servicing platform, as well as a suite of ancillary businesses including title insurance, appraisal management, real estate owned (“REO”) management and other real estate services.

In addition, Shellpoint Mortgage Servicing (“SMS”) has done a great job expanding its third-party servicing business, which we expect will remain a focus for the company as SMS continues to grow its roster of third-party clients. We look forward to working closely with the Shellpoint management team and we remain confident that Shellpoint’s businesses will be a strong contributor to New Residential.”

Bruce Williams, Co-Chief Executive Officer of Shellpoint commented, “We are delighted to announce the closing of this transaction and we look forward to our continued growth as part of the New Residential family. Our organizations share an entrepreneurial spirit, desire for growth, and focus on cutting-edge technology. It’s a terrific match and an exciting time to be part of this group of companies.”

“We are thrilled to officially become part of the New Residential family and excited for the opportunities that this presents for our customers,” said Kevin Harrigan, President and Chief Executive Officer of New Penn Financial. “Our continued focus will be on providing an excellent loan origination experience and competitive rates to our clients. With the support of a scaled platform like New Residential, we look forward to offering an even wider array of product options.”

“New Residential has already become an important client, adding significant loan servicing business to the SMS servicing portfolio,” said Jack Navarro, President and Chief Executive Officer of SMS. “We are excited about the additional prospects for growth created by this transaction.”

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

ABOUT NEW PENN FINANCIAL

New Penn Financial® has become a leading nationwide lender by bringing expertise, extremely competitive rates on a broad portfolio of mortgage products, and exceptional customer service under one roof. Founded in 2008 and licensed in 49 states, the company and its reputation have grown rapidly under the guidance of a management team with years of experience in the mortgage industry. New Penn is headquartered in Plymouth Meeting, Pennsylvania and operates offices nationwide.

ABOUT SHELLPOINT MORTGAGE SERVICING

Shellpoint Mortgage Servicing is one of America’s “Top 20” non-bank servicers of residential mortgage loans. From its offices in Greenville, SC and Houston, TX, SMS serves a wide range of clients nationwide, including leading banks, loan originators, and private equity firms. SMS’ ongoing success is grounded in its ability to deliver superior asset performance and to develop creative and practical solutions for homeowners in need.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to statements (i) that the acquisition of Shellpoint will provide optionality for the Company, (ii) that Shellpoint’s business will be a strong contributor to our existing investments, (iii) regarding Shellpoint’s continued growth, (iv) regarding the ability to offer origination product options, and (v) regarding growing the roster of third-party servicing clients or the prospects for growth of the servicing business. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the SEC, which are available on the Company’s website (www.newresi.com). These risks and factors include, but are not limited to, the risks relating to the Shellpoint transactions, including unexpected challenges related to the integration of the Shellpoint businesses and operations; changes in general economic and/or industry specific conditions; unanticipated expenditures relating to or liabilities arising from the transactions or the acquired businesses; Shellpoint’s ability to service MSRs pursuant to agreements entered into in connection with the transactions; litigation or regulatory issues relating to the transactions, Shellpoint, the Company or the acquired businesses; the impact of the transactions on relationships with, and potential difficulties retaining, employees, customers and other third parties; and the inability to obtain, or delays in obtaining, expected benefits from the transactions. New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. In addition, risks and uncertainties to which Shellpoint’s business is subject could affect the transactions and, following the closing of the transactions, the Company will be subject to such risks and uncertainties (including certain risks and uncertainties that currently apply to the Company and certain new risks and uncertainties applicable to Shellpoint). Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: New Residential Investment Corp.
Investor Relations, 212-479-3150